EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

Third Quarter Fiscal Year 2016 and Declares Quarterly Dividend

•                  Third quarter results were adversely affected by continuing regional volatility and falling oil prices in strategic end-markets

•                  Net loss of $0.5 million as compared with net income of $2.6 million for the third quarter of fiscal year 2015

•                  Free cash flow of $8.2 million for the quarter, defined as cash flow from operations less capital expenditures

•                  Quarterly dividend declared of $0.50 per share, payable on March 2, 2016

•                  Received first order for multiple Next Generation Z Portal® systems from an African government agency

BILLERICA, Mass. — February 8, 2016 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reported its financial results for the third quarter of fiscal year 2016 ended December 31, 2015. The Company reported revenues of $22.2 million as compared with $37.0 million for the third quarter of fiscal year 2015, a net loss of $0.5 million as compared with net income of $2.6 million for the third quarter of fiscal year 2015, and a loss per share of $0.06 as compared with earnings per share of $0.32 for the third quarter of fiscal year 2015.

For the first nine months of fiscal year 2016, the Company reported revenues of $78.8 million as compared with $95.6 million for the same period in fiscal year 2015, a net loss of $0.5 million compared with net income of $0.1 million for the same period in fiscal year 2015, and a loss per share of $0.07 as compared with earnings per share of $0.01 for the same period in fiscal year 2015. The Company reported $29.5 million in bookings for the third quarter of fiscal year 2016 and $97.0 million for the first nine months of fiscal year 2016. Backlog at December 31, 2015 was $156.6 million.

Continuing with its dividend program initiated in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on March 2, 2016 to the holders of record at the close of business on February 18, 2016.

“Third quarter results were impacted by continuing regional volatility and falling oil prices in strategic end-markets, which caused delays in new orders and in shipment of backlog orders,” said Chuck Dougherty, AS&E’s President and CEO. “We are maintaining our focus on managing operating expenses while continuing to prioritize working capital improvements in order to optimize cash flow generation, as we navigate this challenging market environment.”

Dougherty continued, “We were pleased to receive the first order for the Next Generation Z Portal® cargo and vehicle inspection system, a $13-million contract for multiple systems from an African government agency for counterterrorism applications. Additionally, we received a five-year, follow-on Managed Services contract from NATO to operate and maintain AS&E and third-party explosive detection systems deployed in the Middle East. These initial orders are the results of our long-term strategy of growing our portfolio of solutions to capture and expand our opportunity pipeline in new and existing markets.”

Chuck Dougherty, President and CEO, and Diane Basile, Senior Vice President, CFO and Treasurer, will host a conference call and simultaneous webcast to discuss the results and respond to questions. The conference call and webcast will include a presentation and are scheduled for Monday, February 8, 2016 at 4:30 p.m. ET.

To participate in the conference call, dial (877) 303-9143; please dial at least 10 minutes prior to its starting time. For international participants, please dial (760) 536-5194.  The conference identification number is 35811274. You will be placed on hold until the conference call is ready to begin. The live webcast and presentation can be accessed at http://edge.media-server.com/m/p/xmu6ukgm.

An audio replay of the teleconference will be available, in its entirety, starting Monday, February 8, 2016 at 7:30 p.m. ET for a one-week period by dialing (855) 859-2056. Internationally, please dial (404) 537-3406. The conference identification number is 35811274. The replay and presentation will also be available through the Company’s website at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration, and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter® X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Total net sales and contract revenues	$22,173	$36,980	$78,754	$95,583

Total cost of sales and contracts	11,277	19,873	41,078	52,324
Gross profit	10,896	17,107	37,676	43,259

Expenses:
Selling, general and administrative expenses	7,693	7,627	22,735	24,936
Research and development costs	4,576	5,668	16,216	18,092
Total operating expenses	12,269	13,295	38,951	43,028

Operating income (loss)	(1,373)	3,812	(1,275)	231
Interest and other income (expense), net	(22)	18	(198)	(88)

Income (loss) before provision for (benefit from) income taxes	(1,395)	3,830	(1,473)	143
Provision for (benefit from) income taxes	(931)	1,276	(958)	41

Net income (loss)	$(464)	$2,554	$(515)	$102

Income (loss) per share - Basic	$(0.06)	$0.32	$(0.07)	$0.01
Income (loss) per share - Diluted	$(0.06)	$0.32	$(0.07)	$0.01

Weighted average shares - Basic	7,164	7,789	7,158	7,866
Weighted average shares - Diluted	7,164	7,796	7,158	7,877

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2015	March 31, 2015
Assets
Current assets:
Cash and cash equivalents	$87,151	$68,835
Restricted cash	5,602	6,193
Short-term investments, at fair value	3,000	24,533
Accounts receivable, net	13,723	22,124
Unbilled costs and fees	2,697	1,848
Inventories, net	39,561	40,983
Other current assets	12,066	13,187
Total current assets	163,800	177,703

Non-current assets:
Equipment and leasehold improvements, net	6,425	8,711
Restricted cash	1,587	208
Other assets	6,245	6,486
Total assets	$178,057	$193,108

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$5,231	$7,200
Customer deposits	12,076	13,956
Deferred revenue	11,158	7,355
Other current liabilities	8,409	12,664
Total current liabilities	36,874	41,175

Non-current liabilities:
Deferred revenue	1,861	1,019
Other non-current liabilities	676	507
Total liabilities	39,411	42,701

Stockholders’ equity	138,646	150,407
Total liabilities and stockholders’ equity	$178,057	$193,108

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income (loss)	$(515)	$102
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	2,882	3,624
Provisions for contracts, inventory and accounts receivable reserves	(5)	(237)
Amortization of bond premium	72	713
Deferred income taxes	—	1,993
Stock compensation expense	1,849	2,266
Other	202	—

Changes in assets and liabilities:
Accounts receivable	8,443	7,500
Unbilled costs and fees	(849)	(874)
Inventories	1,385	(9,138)
Prepaid expenses and other assets	1,362	(6,324)
Accounts payable	(1,969)	(3,868)
Accrued income taxes	—	(2,338)
Customer deposits	(1,880)	2,312
Deferred revenue	4,645	(1,781)
Accrued expenses and other liabilities	(4,086)	(7,917)
Net cash provided by (used for) operating activities	11,536	(13,967)

Cash flows from investing activities:
Purchases of short-term investments	—	(29,211)
Proceeds from sales and maturities of short-term investments	21,465	56,433
Purchases of property and equipment, net	(798)	(1,668)
Net cash provided by investing activities	20,667	25,554

Cash flows from financing activities:
(Increase) decrease in restricted cash	(788)	2,482
Proceeds from exercise of stock options	—	888
Repurchase of shares of common stock	(2,263)	(18,799)
Repayment of leasehold financing liability	—	(928)
Payment of common stock dividend	(10,836)	(11,948)
Increase in income taxes due to the tax benefit from employee stock option expense	—	306
Net cash used for financing activities	(13,887)	(27,999)

Net increase (decrease) in cash and cash equivalents	18,316	(16,412)
Cash and cash equivalents at beginning of period	68,835	62,143
Cash and cash equivalents at end of period	$87,151	$45,731